As filed with the Securities and Exchange Commission on August 3, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Evolent Health, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	32-0454912
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

800 N. Glebe Road, Suite 500

Arlington, Virginia 22203

(571) 389-6000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jonathan Weinberg, Esq.

General Counsel

800 N. Glebe Road, Suite 500

Arlington, Virginia 22203

(571) 389-6000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Elizabeth Morgan, Esq.

King & Spalding LLP

1185 Avenue of the Americas

New York, New York 10036

(212) 556-2100

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

Evolent Health, Inc.

CLASS A COMMON STOCK

This prospectus covers the resale by selling stockholders of shares of our Class A common stock, par value $0.01 per share (“Class A common stock”).

The selling stockholders, who will be named in a prospectus supplement, may offer and sell shares of our Class A common stock, from time to time in amounts, at prices, and on terms that will be determined at the time of any such offering. We will not receive any proceeds from the sale of our Class A common stock by the selling stockholders. This prospectus describes some of the general terms that may apply to our Class A common stock.

Each time any of the selling stockholders offer and sell shares of our Class A common stock, such selling stockholders will provide a supplement to this prospectus that contains specific information about the offering and the selling stockholders, as well as the amounts and prices of the Class A common stock to be offered and sold. The applicable prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision. This prospectus may not be used to offer and sell shares of our Class A common stock unless accompanied by a prospectus supplement or a free writing prospectus.

The selling stockholders may offer and sell the Class A common stock described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of our Class A common stock, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

Our Class A common stock is listed on The New York Stock Exchange (the “NYSE”) under the symbol “EVH.” The last reported closing sale price of our Class A common stock on August 2, 2022 was $35.21 per share.

Investing in shares of our Class A common stock involves risk. See “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the shares of our Class A common stock or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 3, 2022

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed as a “well-known seasoned issuer,” or “WKSI,” as defined in Rule 405 of the Securities Act, with the Securities and Exchange Commission (the “SEC”) using the “automatic shelf” registration process. Under the automatic shelf registration process, the selling stockholders may, from time to time, offer and/or sell our Class A common stock in one or more offerings or resales. This prospectus provides you with a general description of the Class A common stock that the selling stockholders may offer. Each time the selling stockholders offer and sell shares of our Class A common stock using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the shares of Class A common stock being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update, change, or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us or the selling stockholders in a prospectus supplement. If the information in this prospectus is inconsistent with the information in any applicable prospectus supplement, any applicable amendment or any applicable free writing prospectus, you should rely on the information in that prospectus supplement, amendment or free writing prospectus; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus or any prospectus supplement or any applicable free writing prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. Before making an investment in our Class A common stock, you should read both this prospectus and, if applicable, any prospectus supplement or any free writing prospectus, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto. See “Where You Can Find More Information” and “Incorporation by Reference” for more information. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website mentioned under the heading “Where You Can Find More Information.”

Neither we nor any selling stockholders have authorized anyone to provide you with information other than that contained in this prospectus or in any accompanying prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We and any selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus or any accompanying prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any shares of our Class A common stock other than the registered shares to which they relate, and this prospectus or any accompanying prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or shares are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed.

Except as otherwise indicated or required by the context, references in this prospectus to “Evolent,” “we,” “our,” “us,” “our company” and “the company” refer to Evolent Health, Inc., a Delaware corporation, together with its consolidated subsidiaries.

RISK FACTORS

An investment in our Class A common stock involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q, together with the other information contained in this prospectus, or any prospectus supplement or incorporated by reference herein or therein, before purchasing shares of our Class A common stock. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. If any of those risks are realized, our business, financial condition, operating results and prospects could be materially and adversely affected. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In that event, the price of our Class A common stock could decline, and you could lose part or all of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus and the documents incorporated herein by reference and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus, and any accompanying prospectus supplement, primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus and any accompanying prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus and any accompanying prospectus supplement. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. Please refer to the “Risk Factors” section in this prospectus, any accompanying prospectus supplement, and in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, and, to the extent applicable, our Quarterly Reports on Form 10-Q.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. The forward-looking statements made in this prospectus and any accompanying prospectus supplement relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus and any accompanying prospectus supplement to reflect events or circumstances after the date of this prospectus and any accompanying prospectus supplement or to reflect new information or the occurrence of unanticipated events, except as required by law.

For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K, which are incorporated by reference in this prospectus, and, to the extent applicable, our Quarterly Reports on Form 10-Q and any accompanying prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, accordingly, file annual, quarterly and periodic reports, proxy statements and other information with the SEC. Our SEC filings, including our registration statement, are available to you, free of charge, on the SEC’s website at www.sec.gov. Our SEC filings will also be available on our website at ir.evolenthealth.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus or the registration statement of which they form a part.

We have filed with the SEC an automatic shelf registration statement on Form S-3, including exhibits filed with the registration statement of which this prospectus supplement is a part, under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of our Class A common stock registered hereby. This prospectus and any applicable prospectus supplements do not contain all of the information set forth in the registration statement and exhibits to the registration statement. For further information with respect to our Company and the shares of our Class A common stock registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus and any applicable prospectus supplement as to the contents of any contract or other document referred to in this prospectus and any applicable prospectus supplement are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, including the exhibits to the registration statement, may be reviewed through the SEC’s website, as described above.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information into this prospectus from certain documents that we filed with the SEC prior to the date of this prospectus and that we will file in the future. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed, or will file, separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is modified or superseded by information contained in this prospectus or in any other subsequently filed document that also is incorporated by reference herein. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be part of this prospectus. These documents contain or will contain important information about us, our business and our financial performance. The following documents are incorporated by reference into this prospectus, except for any document or portion thereof deemed to be furnished and not filed in accordance with SEC rules:

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 24, 2022 (our “2021 10-K”);

(2)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, filed with the SEC on May 5, 2022 and August 3, 2022, respectively;

(3)	The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2022 that are incorporated by reference into Part III of our 2021 10-K;

(4)

The description of our Class  A common stock included in our registration statement on Form 8-A filed with the SEC on June 5, 2015, as updated by Exhibit 4.6 to our 2021 10-K, and any amendment or report filed with the SEC for the purpose of updating such description; and

(5)	Our Current Reports on Form 8-K filed with the SEC on February 11, 2022, March 7, 2022, June 9, 2022, June 29, 2022 and August 2, 2022 (other than any portions thereof deemed furnished and not filed).

In addition, all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of each offering under this prospectus, shall be deemed to be incorporated by reference into this prospectus. We are not, however, incorporating, in each case, any documents (or portions thereof) or information that we are deemed to furnish and not file in accordance with SEC rules unless expressly stated otherwise. Any statement in this prospectus, in any prospectus supplement, or in any document incorporated by reference that is different from any statement contained in any later-filed document should be regarded as changed by that later statement. Once so changed, the earlier statement is no longer considered part of this prospectus or any prospectus supplement.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus.

If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference herein. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests can be made by writing to Investor Relations at 800 N. Glebe Road, Suite 500, Arlington, Virginia 22203 or by phone at (571) 389-6000. The documents may also be accessed on our website at ir.evolenthealth.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus or any prospectus supplement.

ABOUT US

Evolent Health, Inc. is a holding company whose principal asset is all of the Class A common units it holds in Evolent Health LLC, and its only business is to act as sole managing member of Evolent Health LLC. Substantially all of our operations are conducted through Evolent Health LLC and its consolidated subsidiaries. The financial results of Evolent Health LLC are consolidated in the financial statements of Evolent Health, Inc.

We are a market leader in the new era of value-based care, in which the delivery of health care is increasingly funded by at-risk payment models. We provide integrated solutions to both health care providers, including independent physicians and health systems, as well as payers, including health plans and other risk-bearing organizations, with a common end: to improve health care quality and outcomes while reducing cost. We consider value-based care to be the necessary convergence of health care payment and delivery. We believe the pace of this convergence is accelerating, driven by price pressure in traditional FFS health care, a market environment that is incentivizing value-based care models, growth in consumer-focused insurance programs, such as Medicare Advantage and managed Medicaid, and innovation in data and technology.

We manage our operations and allocate resources across two reportable segments: Evolent Health Services (“EHS”) and Clinical Solutions. The Company’s EHS segment provides an integrated administrative and clinical platform for health plan administration and population health management. Our Clinical Solutions segment addresses a broad spectrum of clinical needs, with tailored solutions for Specialty Care Management in Oncology and Cardiology and holistic Total Cost of Care improvement. Our economic opportunity in the Clinical Solutions segment, which we believe to be significant, is largely based on (a) the total amount of medical expenses under management, and (b) the amount of savings we are able to generate relative to a benchmark or target. These partnerships, which we refer to as performance-based arrangements, include both capitation and shared savings arrangements. We also generate Clinical Solutions revenue by providing our technology and services platform on a fee basis. We go to market for our Specialty Care Management under the brand name New Century Health, and for our Total Cost of Care solution under the brand name Evolent Care Partners.

General Corporate Information

Evolent was founded in 2011 by members of our management team, University of Pittsburgh Medical Center (“UPMC”), an integrated delivery system in Pittsburgh, Pennsylvania, and The Advisory Board Company, to

enable providers to pursue a value-based business model and evolve their competitive position and market opportunity. Since that time, we have grown both organically and through acquisitions.

Our principal executive offices are located at 800 N. Glebe Road, Suite 500, Arlington, Virginia 22203. Our telephone number is (571) 389-6000. Our website address is www.evolenthealth.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our Class A common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our Class A common stock by the selling stockholders.

SELLING STOCKHOLDERS

Information about selling stockholders, including their identities and the number of shares of Class A common stock registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in documents incorporated by reference into this prospectus that we file with the SEC. No selling stockholder shall sell any shares of our Class A common stock pursuant to this prospectus until we have identified such selling stockholder and the shares being offered for resale by such selling stockholder in a subsequent prospectus supplement or in a post-effective amendment. However, selling stockholders may sell or transfer all or a portion of their shares of our Class A common stock pursuant to any available exemption from the registration requirements of the Securities Act.

DESCRIPTION OF CLASS A COMMON STOCK

The following sets forth certain general terms of the capital stock of Evolent Health, Inc. This information may not be complete in all respects and is qualified in its entirety by reference to the General Corporation Law of the State of Delaware (the “DGCL”) and our certificate of incorporation and by-laws. Copies of our certificate of incorporation and by-laws have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our certificate of incorporation provides that we may issue up to 750,000,000 shares of Class A common stock, par value $0.01 per share.

Voting Rights

Except as otherwise provided in our certificate of incorporation, or required by law, the holders of Class A common stock are entitled to one vote per share on all matters to be voted upon by the stockholders.

Dividend and Liquidation Rights

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of Class A common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor.

We currently anticipate that we will retain all of our future earnings for use in the expansion and operation of our business and do not anticipate paying any cash dividends in the foreseeable future. The declaration and payment of all future dividends to holders of our Class A common stock will be at the discretion of our board of directors and will depend on many factors, including our financial condition, earnings, legal requirements and any debt agreements we are then party to, and other factors our board of directors deems relevant.

In the event of liquidation, dissolution or winding up of the Company, the holders of Class A common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Other Rights

The holders of our Class A common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A common stock. The rights, preferences and privileges of holders of our Class A common stock are subject to those of the holders of any shares of our preferred stock we may issue in the future.

Election and Removal of Directors; Vacancies

Our board of directors consists of up to 10 directors, excluding any directors elected by holders of any preferred stock pursuant to provisions applicable in the case of defaults and subject to applicable laws and stock exchange regulations. The exact number of directors will be fixed from time to time by resolution of the board.

In accordance with our certificate of incorporation and our by-laws, our board of directors currently consists of 10 members. Prior to the 2023 annual meeting of stockholders, our board of directors is divided into three classes of directors, as nearly equal in number as possible. Any director elected prior to the date of the 2021 annual meeting of stockholders will serve for a three-year term expiring on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which that Director was elected. Each director elected at the 2021 annual meeting of stockholders was elected for a one-year term expiring at the 2022 annual meeting of stockholders. Each director elected at the 2022 annual meeting of stockholders will be elected for a one-year term expiring at the 2023 annual meeting of stockholders. At the 2023 annual meeting of stockholders and at each annual meeting of stockholders thereafter, all directors will be elected for a one-year term expiring at the next annual meeting of stockholders. There is no limit on the number of terms a director may serve on our board of directors.

In connection with our IPO, we entered into a stockholders agreement which contains provisions related to the composition of our board of directors, the committees of our board of directors and our corporate governance. Under the stockholders agreement, for so long as UPMC owns at least 40% of the shares of common stock held by it following the completion of our IPO, such stockholder will be entitled to nominate two directors to serve on our board of directors. When such stockholder owns less than 40% but at least 5% of the shares of common stock held by it following the completion of our IPO, such stockholder will be entitled to nominate one director.

Our certificate of incorporation and our by-laws provide that prior to the date of the 2023 annual meeting of stockholders, any director or the entire Board may be removed only for cause and only upon the affirmative vote of holders of at least 75% of the total voting power of all the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. On or after the date of the 2023 annual meeting of stockholders, any director or the entire Board may be removed, at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Company’s capital stock entitled to vote generally in the election of directors, voting together as a single class, subject to the terms of the Stockholders Agreement.

In addition, our certificate of incorporation and our by-laws provide that any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancy occurring on the board of directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation prohibits cumulative voting.

Limits on Written Consents

The DGCL permits stockholder action by written consent unless otherwise provided by our certificate of incorporation. Our certificate of incorporation precludes stockholder action by written consent.

Stockholder Meetings

Our certificate of incorporation and our by-laws provide that special meetings of stockholders may be called only by or at the direction of the board of directors, the chairman of the board of directors or the chief executive officer.

Amendment of Certificate of Incorporation

The affirmative vote of holders of at least a majority of the voting power of our outstanding shares of stock will generally be required to amend provisions of our certificate of incorporation.

Amendment of By-laws

Our by-laws may generally be altered, amended or repealed, and new by-laws may be adopted, by the affirmative vote of either a majority of directors present at any regular or special meeting of the board of directors called for that purpose or by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of stock.

Other Limitations on Stockholder Actions

Our by-laws also impose some procedural requirements on stockholders who wish to:

•	make nominations in the election of directors;

•	propose that a director be removed;

•	propose any repeal or change in our by-laws; or

•	propose any other business to be brought before an annual meeting of stockholders.

Under these procedural requirements, in order to bring a proposal before a meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our corporate secretary along with the following:

•	a description of the business or nomination to be brought before the meeting and the reasons for conducting such business at the meeting;

•	the stockholder’s name and address;

•	any material interest of the stockholder in the proposal;

•	the number of shares beneficially owned by the stockholder and evidence of such ownership; and

•

the names and addresses of all persons with whom the stockholder is acting in concert and a description of all arrangements and understandings with those persons, and the number of shares such persons beneficially own.

To be timely, a stockholder must generally deliver notice:

•

in connection with an annual meeting of stockholders, not less than 120 nor more than 150 days prior to the month and day corresponding to the date on which the annual meeting of stockholders was held in the immediately preceding year, but in the event that the date of the annual meeting is more than 30 days before or more than 30 days after the anniversary date of the preceding annual meeting of stockholders, a stockholder notice will be timely if received by us not later than the close of business on the 10th day following the day on which we first publicly announce the date of the annual meeting; or

•

in connection with the election of a director at a special meeting of stockholders, not less than 40 nor more than 60 days prior to the date of the special meeting, but in the event that less than 50 days’ notice or prior public disclosure of the date of the special meeting of the stockholders is given or made to the stockholders, a stockholder notice will be timely if received by us not later than the close of business on the 10th day following the day on which a notice of the date of the special meeting was mailed to the stockholders or the public disclosure of that date was made.

In order to submit a nomination for our board of directors, a stockholder must also submit any information with respect to the nominee that we would be required to include in a proxy statement, as well as certain other information. If a stockholder fails to follow the required procedures, the stockholder’s proposal or nominee will be ineligible and will not be voted on by our stockholders.

Corporate Opportunity

Our certificate of incorporation and the stockholders agreement provide that each of TPG Global, LLC (“TPG”), The Advisory Board and UPMC and their respective affiliates will not have any duty to refrain from (i) engaging, directly or indirectly, in the same or similar business activities or lines of business as us, including those business activities or lines of business deemed to be competing with us, or (ii) doing business with any of our clients, customers or vendors. In the event that TPG, The Advisory Board or UPMC or any of their respective affiliates acquires knowledge of a potential business opportunity which may be a corporate opportunity for us, they will have no duty to communicate or offer such corporate opportunity to us. Our certificate of incorporation and the stockholders agreement also provide that, to the fullest extent permitted by law, none of such stockholders or their respective affiliates will be liable to us, for breach of any fiduciary duty or otherwise, by reason of the fact that any such stockholder or any of its affiliates directs such corporate opportunity to another person, or otherwise does not communicate information regarding such corporate opportunity to us, and we will waive and renounce any claim that such business opportunity constituted a corporate opportunity that should have been presented to us.

Limitation of Liability of Directors and Officers

Our certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by applicable law, as in effect from time to time. Currently, Delaware law requires that liability be imposed for the following:

•	any breach of the director’s duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

•	any transaction from which the director derived an improper personal benefit.

As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

Our by-laws provide that, to the fullest extent permitted by law, we will indemnify any officer or director of our company against all damages, claims and liabilities arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director, officer, employee, agent or fiduciary. We will reimburse the expenses, including attorneys’ fees, incurred by a person indemnified by this provision when we receive an undertaking to repay such amounts if it is ultimately determined that the person is not entitled to be indemnified by us. Amending these provisions will not reduce our indemnification obligations relating to actions taken before an amendment.

Forum Selection

Our certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought on our behalf, any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders and other similar actions, may be brought only in specified courts in the State of Delaware. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Anti-takeover Effects of Some Provisions

Some provisions of our certificate of incorporation and by-laws could make the following more difficult:

•	acquisitions of control of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, as well as our ability to issue preferred stock, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.

Delaware Business Combination Statute

We have elected in our certificate of incorporation not to be subject to Section 203 of the DGCL, an antitakeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we will not be subject to any anti-takeover effects of Section 203. Nevertheless, our certificate of incorporation contains provisions that have the same effect as Section 203, except that they provide that each of TPG, UPMC and The Advisory Board and their transferees will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our Class A common stock is listed on the NYSE under the symbol “EVH”.

PLAN OF DISTRIBUTION

The selling stockholders will act independently of the Company in making their respective decisions with respect to the timing, manner and size of each and any sale. Subject to the terms and restrictions set forth under applicable law, the selling stockholders may, from time to time, offer and sell, separately or together, any or all of the shares of our Class A common stock beneficially owned by them covered by this prospectus. The shares of our Class A common stock may be sold in one or more transactions at fixed prices or prices subject to change, at prices related to prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when selling shares:

•	through underwriters, brokers or dealers or agents for resale to the public or to institutional investors at various times;

•	in one or more underwritten offerings on a firm commitment or best efforts basis;

•

through negotiated transactions, including, but not limited to, block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers or dealers, who may act as agents or principals;

•

on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;

•	sales in the over-the-counter market;

•	in private transactions other than exchange or quotation service transactions;

•

through short sales, purchases or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;

•	through the writing or settlement of options or other hedging transactions, whether or not the options are listed on an options exchange;

•	through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities;

•	through offerings directly to one or more purchasers, including institutional investors;

•	through distributions or transfers to their respective members, partners or shareholders;

•	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•

in “at the market” offerings as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	through a combination of any such methods of sale; or

•	through any other method permitted under applicable law.

To the extent required by applicable law or regulation, the number of shares our Class A common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any underwriter, agent or dealer and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying supplement to this prospectus or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

The selling stockholders may also sell shares of our Class A common stock under Rule 144 or any other exemption from registration under the Securities Act, in each case if available, rather than under this prospectus.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares, from time to time, under this prospectus or under an amendment or supplement to this prospectus amending the list of selling stockholders to include the pledgees, transferees or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares in other circumstances, in which case the pledgees, assignees, permitted transferees, donees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

A selling stockholder that is an entity may elect to make an in-kind distribution of the securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable securities pursuant to the distribution through a registration statement.

In connection with the sale of the registrable securities, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of shares of our Class A common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our Class A common stock short and deliver these securities to close out their short positions, or loan or pledge shares of our Class A common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of our Class A common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the registrable securities offered by them will be the purchase price of the shares of our Class A common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our Class A common stock to be made directly or through agents. Each selling stockholder may be deemed to be a statutory underwriter under the Securities Act. In addition, any broker-dealers who act in connection with the sale of the registrable securities may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the registrable securities as principal may be deemed to be underwriting discounts and commissions under the Securities Act. Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Such broker-dealers and any other participating broker-dealers may, in connection with such sales, be deemed to be underwriters within the meaning of the Securities Act. If the selling stockholders effect such transactions through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the registrable securities for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be less than or in excess of those customary in the types of transactions involved). Any discounts or commissions received by any such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

Underwriters, brokers, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

Underwriters, brokers, dealers and agents may from time to time purchase and sell securities in the secondary market, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities but are not obligated to do so and may cease to do so at any time.

There can be no assurances that the selling stockholders will sell, nor are the selling stockholders required to sell, any or all of the shares of our Class A common stock offered under this prospectus.

LEGAL MATTERS

Unless otherwise indicated in the prospectus supplement, certain legal matters regarding the validity of the Class A common stock offered hereby will be passed upon for us by King & Spalding LLP.

EXPERTS

The financial statements of Evolent Health, Inc. as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this Prospectus by reference to Evolent Health, Inc.’s annual report on Form 10-K for the year ended December 31, 2021, and the effectiveness of Evolent Health, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the shares of our Class A common stock being registered hereunder.

SEC Registration Fee	$	*
Printing and Duplicating Expenses		**
Accounting Fees and Expenses		**
Legal Fees and Expenses		**
Miscellaneous Fees and Expenses		**

Total	$	**

(*)

Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act and will be paid at the time of any particular offering under this registration statement and are therefore not estimable at this time.

(**)

These fees and expenses are incurred in connection with the issuance of shares and will vary based on the number of shares offered and number of issuances and, accordingly, are not estimable at this time. An estimate of the aggregate fees and expenses in connection with the issuance and distribution of the shares being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Our certificate of incorporation provides for indemnification by Evolent Health, Inc. of its directors, officers and employees to the fullest extent permitted by the DGCL. Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides for such limitation of liability.

We maintain standard policies of insurance under which coverage is provided (i) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (ii) to Evolent Health, Inc. with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

We have entered into customary indemnification agreements with each of our directors and officers. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification and expense reimbursement, to the fullest extent permitted under the DGCL. Our indemnification agreements also require us to advance expenses to our directors and officers as incurred in connection with legal proceedings against them for which they may be indemnified and that the rights conferred in the indemnification agreements are not exclusive.

Item 16. Exhibits

The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-3:

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of Evolent Health, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on June 15, 2016).

3.2	Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of Evolent Health, Inc., dated June 10, 2021, (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on June 10, 2021).

3.3	Third Amended and Restated By-laws of Evolent Health, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on December 14, 2020).

4.1	Form of Class A common stock certificate (incorporated by reference to Exhibit 4.1 to our Registration Statement (Amendment No. 1) on Form S-1/A (Registration No. 333-203852) filed with the SEC on May 18, 2015).

4.2	Registration Rights Agreement, dated as of June 4, 2015, by and among Evolent Health, Inc., TPG Growth II BDH, L.P., TPG Eagle Holdings, L.P., UPMC, The Advisory Board Company and Ptolemy Capital, LLC (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on June 10, 2015).

4.3	Registration Rights Agreement, dated August 1, 2022, by and between Evolent Health, Inc., TPG Growth V Iceman, L.P., and the individuals set forth on Schedule I thereto (incorporated by reference to Exhibit 4.1 to our Quarterly Report on Form 10-Q filed with the SEC on August 3, 2022).

5.1	Opinion of King & Spalding LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of King & Spalding LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on signature pages).

107	Filing Fee Table.

*	To be filed, if necessary, by amendment or incorporated by reference in connection with the offering of shares of Class A common stock.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i),(ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Exchange Act of 1934 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia, on this 3rd day of August, 2022.

EVOLENT HEALTH, INC.

By: /s/ John Johnson
John Johnson
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John Johnson and Jonathan Weinberg and each of them singly, his or her true and lawful attorney-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and on the 3rd day of August, 2022.

Signature	Title
/s/ Seth Blackley Seth Blackley	Chief Executive Officer and Director (Principal Executive Officer)

/s/ John Johnson John Johnson	Chief Financial Officer (Principal Financial Officer)

/s/ Aammaad Shams Aammaad Shams	Chief Accounting Officer and Controller (Principal Accounting Officer)

/s/ Craig Barbarosh Craig Barbarosh	Director

/s/ M. Bridget Duffy M. Bridget Duffy, MD	Director

/s/ David Farner David Farner	Director

/s/ Peter Grua Peter Grua	Director

Signature	Title

/s/ Diane Holder Diane Holder	Director

/s/ Kim Keck Kim Keck	Director

/s/ Cheryl Scott Cheryl Scott	Director

/s/ Tunde Sotunde Tunde Sotunde	Director

/s/ Frank Williams Frank Williams	Director